EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ConSyGen, Inc. 1996 Non-Qualified Stock Option Plan and the ConSyGen, Inc. 1997 Second Amended and Restated Non-Qualified Stock Option Plan of our report dated July 17, 1998 with respect to the consolidated financial statements of ConSyGen, Inc. (a Texas corporation) included in its Annual Report on Form 10-K for the year ended May 31, 1998, filed with the Securities and Exchange Commission.


         /s/ Wolinetz, Gottlieb & Lafazan, P.C.

         Rockville Centre, New York
         January 18, 1999